                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                   ----------

                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                            Matewan BancShares, Inc.
                     ------------------------------------
             (Exact name of registrant as specified in its charter)



                    Delaware                            55-0639363
 ----------------------------------------           ------------------
 (State of Incorporation or organization)             (IRS employer
                                                    Identification No.)


            250 East Second Avenue                         25661
 ----------------------------------------            ----------------
 (Address of principal executive offices)               (zip code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class    Name of each exchange on which
to be so registered    each class is to be registered
---------------------  ------------------------------

        None                        None
---------------------  ------------------------------

---------------------  ------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

   Cumulative Convertible Preferred Stock, Series A, $25.00
   Liquidation Preference
   ----------------------------------------------------------------
                            (Title of Class)


   ----------------------------------------------------------------
                            (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

     This registration statement relates to the registration with the Securities and Exchange Commission of shares of Cumulative Convertible Preferred Stock, Series A, $25.00 liquidation preference (the "Preferred Stock"), of Matewan BancShares, Inc., a Delaware corporation (the "Registrant"). The description of the Preferred Stock to be registered hereunder set forth under the caption "Description of Capital Stock," at page 53 of the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on January 23, 1996, is incorporated herein by reference.



Item 2.   Exhibits.
          --------

     1. Form of Certificate of Designations, Preferences and Rights of Cumulative Convertible Preferred Stock, Series A of Matewan BancShares, Inc.

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             Matewan BancShares, Inc.


                                             By: /s/ Dan R. Moore
                                                 -------------------------------
                                                 Dan R. Moore
                                                 Chairman of the Board,
                                                 President and Chief Executive
                                                 Officer

Dated:  February 8, 1996

CHASFS3:14738